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                                                                   EXHIBIT 23.02

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this S-3 Registration Statement of our report dated February 15, 1994 appearing in the Annual Report on Form 10-K for the year ended December 31, 1993 of United Cities Gas Company, and to all references to our firm included in this Registration Statement.

                                            Arthur Andersen & Co.

Nashville, Tennessee
June 17, 1994